Exhibit 10.2

DIRECTOR STOCK AWARD AGREEMENT

THIS DIRECTOR STOCK AWARD AGREEMENT (this “Agreement”) is made as of July 24, 2013 by and between Genesis Biopharma, Inc., a Nevada corporation (the “Company”), and ____________ (“Director”).

1.           Number of Shares and Consideration.  Subject to the terms and conditions of this Agreement, the Company agrees to issue to Director, and Director hereby agrees to accept from the Company, 13,353,215 shares of the Company’s Common Stock, $0.00004166 par value per share (the “Stock”), as consideration for services rendered in connection with serving on the Company’s board of directors. The closing of such issuance shall occur immediately upon execution of this Agreement.

2.           Legends.

(a)           The Director hereby acknowledges that a legend may be placed on any certificates representing any of the shares of Stock to the effect that the shares of Stock represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

(b)           The Director hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

3.           Representations and Warranties.  In connection with the proposed issuance of the Stock, the Director hereby agrees, represents and warrants as follows:

(a)           The Director is receiving the Stock solely for the Director’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           The Director is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock.  The Director further represents and warrants that Director has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as Director deems necessary and appropriate to enable Director to evaluate the financial risk inherent in accepting the issuance of the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)           The Company has disclosed to the Director that:

(i)           The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock; and

(ii)           The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(d)           The Director is aware of the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things, the resale occurring not less than six months from the date the Director has received the Stock and the availability of certain public information concerning the Company.  The Director further represents that Director understands that at the time Director wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Director would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

(e)           Without in any way limiting the Director’s representations and warranties set forth above, the Director further agrees that the Director shall in no event make any disposition of all or any portion of the Stock which the Director is receiving unless and until:

(i)           There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)           The Director shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, furnished the Company with an opinion of the Director’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Director’s counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Director of such concurrence.

(f)           The Director has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this issuance and the transaction contemplated by this Agreement.  The Director understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this issuance and the transactions contemplated by this Agreement.

4.           “Market Stand-Off” Agreement.  Director hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed 215 days) specified by the Company and an underwriter of common stock of the Company following the effective date of the Registration Statement of the Company filed under the Securities Act with respect to such offering, he or she will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by him or her at any time during such period except common stock included in such registration.  If requested by such underwriter, Director agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

5.           Transfers in Violation of Agreement.  The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

6.           Miscellaneous.

(a)           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)           Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(c)           Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Director, the Director’s heirs, executors, administrators, successors and assigns.

(d)           Applicable Law; Entire Agreement; Amendments.  This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)           Right to Specific Performance.  The Director agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

(f)           Severability.  If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“DIRECTOR” ______________________ ______________________ ______________________ By:	“COMPANY” Genesis Biopharma, Inc. 10960 Wilshire Blvd., Suite 1050 Los Angeles, CA 90024 By: Michael Handelman, Chief Financial Officer